Exhibit 10.1

BNP PARIBAS SECURITIES CORP.

BNP PARIBAS

THE EQUITABLE TOWER

787 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

November 2, 2006

Baldor Electric Company

$1,200,000,000 Senior Secured Credit Facilities

$900,000,000 Bridge Facility

Commitment Letter

Baldor Electric Company

5711 R.S. Boreham Jr. Street

Fort Smith, Arkansas 72901

Attention: Ronald E. Tucker

President,	CFO and Secretary

Ladies and Gentlemen:

You have advised us that Baldor Electric Company, a Missouri corporation (the “Borrower” or “You”), intends to purchase the principal businesses of the Power Systems operating segment (the “Target”) of Rockwell Automation, Inc. (the “Seller”) for total consideration of up to $1,800,000,000 (the “Acquisition”) and that, in connection therewith, the Borrower intends to refinance certain of its existing indebtedness (the “Refinancing”).

You have further advised us that (a) the Borrower will borrow under the Senior Credit Facilities (the “Senior Credit Facilities”) described in the Summary of Terms, Senior Secured Credit Facilities (the “Senior Term Sheet”) attached hereto as Annex A and issue $900,000,000 aggregate principal amount of debt and/or equity securities (the “Securities”) in a public offering or a Rule 144A private placement or, in the event the Borrower is unable to issue the full amount of the Securities at or prior to the time of the Transaction (as herein defined), (b) the Borrower will borrow unsecured increasing rate bridge loans (the “Bridge Loans” and, together with the Senior Credit Facilities, the “Credit Facilities”) described in the Summary of Terms, Bridge Loans (the “Bridge Term Sheet” and, together with the Senior Term Sheet, the “Term Sheets”) attached hereto as Annex B, as interim financing to the Securities, (c) the Borrower will use the proceeds of the Senior Credit Facilities and the Securities (or the Bridge Loans) to pay a portion of the purchase price for the Acquisition, to consummate the Refinancing and to pay fees, commissions, costs and expenses related to the transactions contemplated hereby. The Acquisition, the Refinancing, the borrowings under the Senior Credit Facilities, the issuance of the Securities (or the borrowing of the Bridge Loans, if applicable) and the use of proceeds of such indebtedness are referred to herein collectively as the “Transaction”). The sources and uses of funds to consummate the Transaction are set forth in Schedule II attached to the Senior Term Sheet.

BNP Paribas is pleased to inform you that it or one of its affiliates hereby commits to provide the entire principal amount of the Bridge Loans. In addition, BNP Paribas is pleased to inform you that it hereby commits to provide the entire principal amount of the Senior Credit Facilities and to act as the sole and exclusive administrative agent (the “Administrative Agent”) for the Credit Facilities. BNP Paribas Securities Corp. (“BNPPSC”) is willing to act as sole and exclusive lead arranger and book manager and to use its reasonable commercial efforts to arrange for syndicates of banks and other financial institutions (each such bank and other financial institution, including BNP Paribas, being a “Lender” and, collectively, the “Lenders”) to participate in the Credit Facilities. BNP Paribas shall be relieved of its obligation to provide the entire amount of the Credit Facilities to the extent that the offers of Lenders other than BNP Paribas to provide any portion of the Credit Facilities are accepted. Our fees for such services are set forth in the accompanying confidential fee letter (the “Fee Letter”). The Borrower agrees that BNP Paribas shall have the exclusive right during the term of this Commitment Letter (as defined below) to provide any bridge or interim financing utilized by the Borrower or any of its affiliates to finance any portion of the Transaction.

BNP Paribas is satisfied with the results of its diligence investigation of the Borrower and the Target to date. BNP Paribas’ commitment shall not be subject to additional due diligence unless BNP Paribas shall become aware of any information relating to conditions or events not previously disclosed to BNP Paribas or constituting new information or additional developments concerning conditions or events previously disclosed to BNP Paribas which, in its reasonable judgment, is inconsistent with the information theretofore provided to BNP Paribas and which BNP Paribas reasonably deems materially adverse in respect of the condition (financial or otherwise), business, operations, debt service capacity, properties, assets, accounting treatment, or liabilities (including environmental liabilities ) of the Borrower and its subsidiaries, taken as a whole, or of the Target. BNP Paribas’ commitment hereunder and BNPPSC’s agreement to perform the services described herein are subject to (a) there shall not have been any change in the business, financial condition or operations of the Target, taken as a whole, that has had a Material Adverse Effect (as defined in the draft of the Purchase Agreement for the Acquisition that you furnished to us, and that you informed us accompanied your bid for the Target, on October 30, 2006 (such Purchase Agreement in the form of such draft being referred to herein as the “Purchase Agreement”)), (b) our satisfaction that prior to and during the syndication of the Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower, any of its affiliates or the Target except as expressly contemplated by the Term Sheets and (c) the conditions set forth in the Term Sheets and Annex C.

The documentation for both Credit Facilities (the “Facilities Documentation”) shall be consistent, in each case, with the Term Sheets and customary and appropriate for transactions of this size and type (provided that, notwithstanding

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anything in this Commitment Letter, the Term Sheets, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations relating to the Target the making of which shall be a condition to availability of any of the Credit Facilities on the Closing Date (as defined in Annex A hereto) shall be (A) such of the representations made by the Seller in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under such Purchase Agreement as a result of a breach of such representations (determined without regard to whether any notice is required to be delivered by you) or the accuracy of such representations is a condition precedent under the Purchase Agreement to your obligation to consummate the Acquisition, and (B) the Specified Representations (as defined below) and (ii) to the extent any Collateral (as described in Annex A hereto) (other than the pledge and perfection of the security interests in the capital stock of subsidiaries held by the Borrower and the Guarantors (to the extent required under the Senior Term Sheet) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such Collateral shall not constitute a condition precedent to the availability of the Credit Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to reasonable arrangements and timing to be mutually agreed)). For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheets relating to corporate existence, corporate power and authority, authorization, execution, delivery and enforceability of the Facilities Documentation, Federal Reserve margin regulations, the Investment Company Act, status of the Senior Secured Facilities as senior debt and (without limitation of clause (ii) of the preceding sentence) validity, priority and perfection of security interests.

BNPPSC will manage all aspects of the syndications, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among potential Lenders, any titles offered to potential Lenders and the amount and distribution of fees among the Lenders. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation other than as expressly set forth in the Term Sheets and the Fee Letter will be paid in connection with the Credit Facilities unless you and we shall so agree. BNPPSC intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist BNPPSC in completing syndications satisfactory to it. Such assistance shall include (i) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your and your subsidiaries’ lending and investment banking relationships as well as those of the Target, (ii) your using reasonable efforts to make certain members of the management of the Borrower and its subsidiaries, as well as its consultants and advisors and the Target, are available during regular business hours to answer questions regarding the Credit Facilities, (iii) the Borrower and its subsidiaries providing or causing to be provided to us all information reasonably deemed necessary by us to complete syndication, and (iv) the hosting by the Borrower and its subsidiaries of meetings with prospective Lenders. You

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further agree that BNP Paribas’ commitment hereunder is conditioned upon the satisfaction of the requirements set forth in clauses (i) – (iv) of the immediately preceding sentence no later than 45 days prior to the closing date and that thereafter you shall continue to actively assist BNPPSC until the completion of successful syndications of the Credit Facilities.

To further assist BNPPSC in its syndication efforts, you agree promptly to prepare and provide to BNPPSC all information with respect to the Borrower and its subsidiaries, the Target, and the Transaction , including all Projections (as defined below), as we may reasonably request in connection with the arrangement and syndication of the Credit Facilities. At the request of BNPPSC, you agree to assist us in preparing an additional version of the information package and presentation (the “Public Side Version”) to be used by prospective Lenders’ public-side employees and representatives (“Public-Siders”) who do not wish to receive material non-public information (within the meaning of the United States federal securities laws) with respect to you and your affiliates and any of your or their respective securities (“MNPI”) and who may be engaged in investment and other market related activities with respect to your and your affiliates’ securities or loans. Before distribution of any information materials, you agree to execute and deliver to us (i) a letter in which you authorize distribution of such information materials to a prospective Lender’s employees willing to receive MNPI (“Private-Siders”) and (ii) a separate letter in which you authorize distribution of the Public Side Version to Public-Siders and represent that no MNPI is contained therein. You agree that the following documents may be distributed to both Private-Siders and Public-Siders, unless you advise BNPPSC in writing (including by e-mail) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private-Siders: (a) administrative materials prepared by BNPPSC for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) notification of changes in the Credit Facilities’ terms and (c) other materials intended for prospective Lenders after the initial distribution of the information materials. If you advise us that any of the foregoing should be distributed only to Private-Siders, then Public-Siders will not receive such materials without further discussions with you. You hereby authorize us to distribute drafts of definitive documentation with respect to the Credit Facilities to Private-Siders and Public-Siders. You hereby represent that, to the best of your knowledge after due diligence: (i) all information, other than Projections (as defined below), which has been or is hereafter made available to us or the other Lenders by the Borrower and its subsidiaries or any of your or their representatives in connection with the transactions contemplated hereby (the “Information”) has been reviewed and analyzed by you in connection with the performance of your own due diligence and is or will be, in the case of Information made available after the date hereof, complete and correct in all material respects and does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made, and (ii) all financial projections concerning the Borrower and its subsidiaries or the Target that have been or are hereafter made available to us or the other Lenders by you, any of the Borrower and its subsidiaries or any of your or its representatives in connection with the transactions contemplated hereby (the “Projections”) have been or

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will be, in the case of Projections made available after the date hereof, prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing date so that the representation and warranty in the preceding sentence is correct on the closing date. In arranging and syndicating the Credit Facilities, BNPPSC will be using and relying on the Information and the Projections without independent verification thereof. The representations and covenants contained in this paragraph shall remain effective until the initial funding under a definitive financing agreement and thereafter the disclosure representations contained herein shall be superseded by those contained in such definitive financing agreement.

You hereby agree to pay our reasonable costs and expenses (including the reasonable fees and expenses of counsel, reasonable professional fees of consultants and other experts and reasonable out-of-pocket expenses, including without limitation syndication expenses) incurred before or after the date of this Commitment Letter arising in connection with this Commitment Letter, the definitive financing agreements, the syndications of the Credit Facilities and the Transactions . You hereby further agree to indemnify and hold harmless the Administrative Agent, BNPPSC and each Lender (including BNP Paribas) and their respective affiliates and each director, officer, employee, agent, attorney and affiliate thereof (each such person, an “indemnified person”) from and against any losses, claims, damages, liabilities or other expenses to which an indemnified person may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the Transaction, the Fee Letter, the extension of the financing contemplated hereby, the Credit Facilities or any use or intended use of the proceeds of any of the loans and other extensions of credit contemplated hereby, and you shall reimburse each indemnified person for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such investigation, litigation or other proceeding (whether or not any such investigation, litigation or other proceeding involves claims made between you, the Borrower, its subsidiaries or any third party and any such indemnified person, and whether or not any such indemnified person is a party to any investigation, litigation or proceeding out of which any such expenses arise); provided, however, that the indemnity contained herein shall not apply to the extent that it is determined in a final nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or other expenses result from the gross negligence or willful misconduct of such indemnified person. The obligations to indemnify each indemnified person and to pay such legal and other expenses shall remain effective until the initial funding under a definitive financing agreement and thereafter the indemnification and expense reimbursement obligations contained herein shall be superseded by those contained in such definitive financing agreement. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through internet, Intralinks or similar information transmission systems in connection with the Credit Facilities. No indemnified person shall be responsible or liable to any other party or any other person for any indirect, consequential or special damages. The foregoing provisions of this paragraph shall be in addition to any rights that any indemnified person may have at common law or otherwise.

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As you know, BNP Paribas or its affiliates may from time to time effect transactions, for its own account or for the accounts of customers, and may hold positions in loans, options on loans, securities and options on securities, of companies that may be the subject of the transactions contemplated by this Commitment Letter or otherwise relate to the Borrower or any of its subsidiaries or the Target. Further, you acknowledge that BNP Paribas or its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described hereby and otherwise and that neither BNP Paribas nor any of its affiliates has any obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from such other companies.

You acknowledge and agree that in connection with all elements of each transaction contemplated under this Commitment Letter and the Fee Letter (i) neither BNP Paribas nor any of its affiliates has assumed any advisory responsibility or any other obligation in favor of the Borrower and its subsidiaries except the obligations expressly provided for under this Commitment Letter and the Fee Letter and (ii) BNP Paribas and its affiliates, on the one hand, and the Borrower and its subsidiaries, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do the Borrower and its subsidiaries rely on, any fiduciary duty on the part of BNP Paribas or any of its affiliates.

This Commitment Letter and the Fee Letter are intended solely for your benefit and nothing in this Commitment Letter or the Fee Letter, express or implied, shall give any person other than the parties hereto, any beneficial or legal right, remedy or claim hereunder. Neither this Commitment Letter nor the Fee Letter is assignable by you, and neither may be relied upon by any other person or entity. Each of this Commitment Letter and the Fee Letter is confidential and shall not be disclosed by any of the parties hereto to any person other than such party’s accountants, attorneys and other advisors and, in the case of BNP Paribas and BNPPSC, their affiliates and prospective Lenders, purchasers and assignees, and then only on a confidential basis and in connection with the Transaction. Any disclosure to an advisor may be made for the sole purpose of evaluating and advising on the offer of financing made in this Commitment Letter and may not be used by such advisor in formulating any offer of financing by such advisor or an affiliate. Additionally, any of the parties hereto may make such disclosures of this Commitment Letter as are required by regulatory authority, law or judicial process or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; provided that such party will use its commercially reasonable efforts to notify the other parties hereto of any such disclosure prior to making such disclosure.

We hereby consent to your disclosure of this Commitment Letter (but not the Fee Letter) on a confidential basis to the Seller and its financial, legal and accounting advisors for their use in connection with their evaluation of your proposal for the Acquisition. If this Commitment Letter and the Fee Letter are not accepted by you as provided for below, you are to immediately return this Commitment Letter and the Fee Letter (and any copies hereof and thereof) to the undersigned or confirm to the undersigned that they have been destroyed.

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BNP Paribas hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), BNP Paribas may be required to obtain, verify and record information that identifies you, which information would include your name and address and other information that would allow BNP Paribas to identify you in accordance with the Act.

You hereby agree that upon consummation of the Transaction BNP Paribas or any of its affiliates may place customary “tombstone” advertisements (which may include any of your trade names or corporate logos) in publications of its choice (including without limitation “e-tombstones” published or otherwise circulated in electronic form and related hyperlinks to your corporate website) at its own expense. In addition, you agree that BNP Paribas or any of its affiliates may disclose information about the Transaction to market data collectors and similar service providers to the financing community.

Our offer will terminate on November 15, 2006, unless on or before that date you sign and return an enclosed counterpart of this Commitment Letter and the Fee Letter to BNP Paribas at 787 Seventh Avenue, New York, New York 10019, attention Shayn March. The commitments herein provided for will also expire at the earliest of (i) the abandonment by the Borrower of its efforts to make the Acquisition; (ii) the closing of the Acquisition without the use of the Credit Facilities; or (iii) the close of business on April 30, 2007, if the closing of the Transaction has not occurred by such time; provided, however, that any term or provision hereof to the contrary notwithstanding all of your obligations hereunder in respect of indemnification, confidentiality and fee and expense reimbursement shall survive any termination of the commitments pursuant to this paragraph.

THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Each of the undersigned parties hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of or in connection with, this Commitment Letter and the Fee Letter, and any course of conduct, course of dealing, statements (whether oral or written) or actions of any of the undersigned parties in connection herewith or therewith. The parties hereto submit to the nonexclusive jurisdiction of the Federal and New York State courts located in the City of New York in connection with any dispute related to this Commitment Letter, the Fee Letter or any of the matters contemplated hereby or thereby. This Commitment Letter and the Fee Letter constitute the entire understanding among the parties hereto with respect to the subject matter hereof and replace and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Commitment Letter may not be amended or waived except by an instrument in writing signed by each party hereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered

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shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Commitment Letter supersedes and replaces the commitment letter from us to you dated October 30, 2006 relating to the Credit Facilities.

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We appreciate having been given the opportunity by you to be involved in this transaction.

Very truly yours,

BNP PARIBAS

By:	/s/ Andrew Shapiro

Title:	Managing Director

By:	/s/ Jordan Schweon

Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Andrew Shapiro

Title:	Managing Director

By:	/s/ Konstantin Driker

Title:	Director

AGREED AND ACCEPTED

this 6th day of November, 2006

BALDOR ELECTRIC COMPANY

By:	/s/ Ron Tucker

Title:	President, CFO and Secretary

S-1

ANNEX A

$1,200,000,000 SENIOR SECURED CREDIT FACILITIES

Summary of Terms, Senior Secured Credit Facilities

November 2, 2006

Baldor Electric Company intends to purchase the principal businesses of the Power Systems operating segment (the “Target”) of Rockwell Automation, Inc. (the “Seller”) for total consideration of up to $1,800,000,000 (the “Acquisition”) and that, in connection therewith, the Borrower intends to refinance certain of its existing indebtedness (the “Refinancing”). To finance the Acquisition and the Refinancing, the Borrower will borrow under the Senior Credit Facilities described in this Summary of Terms, Senior Secured Credit Facilities and issue $900,000,000 aggregate principal amount of debt and/or equity securities (the “Securities”) in a public offering or a Rule 144A private placement or, in the event the Borrower is unable to issue the full amount of the Securities at or prior to the time of the Transaction (as defined below), the Borrower will borrow unsecured increasing rate bridge loans (the “Bridge Loans”) on the terms and conditions described in the Bridge Term Sheet referred to in the Commitment Letter to which this Summary of Terms is attached. The Acquisition, the Refinancing, the borrowings under the Senior Credit Facilities, the issuance of the Securities (or the borrowing of the Bridge Loans, if applicable) and the use of proceeds of such indebtedness are referred to herein collectively as the “Transaction”.

I.	Parties

	Borrower:	Baldor Electric Company (the “Borrower”).

	Guarantors:	Guaranteed by each present and future direct and indirect Significant Domestic Subsidiary and each present and future direct and indirect Foreign Subsidiary to the extent no adverse tax consequences would result therefrom (the “Guarantors”; the Borrower and the Guarantor, collectively, the “Credit Parties”).

	Lead Arranger and Bookrunner:	BNP Paribas Securities Corp. (“BNPPSC” and, in such capacity, the “Lead Arranger”).

	Administrative Agent:	BNP Paribas (in such capacity, the “Administrative Agent”).

	Lenders:	A syndicate of banks, financial institutions and other entities, including BNP Paribas, arranged by the Lead Arranger (collectively, the “Lenders”).

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II.	Types and Amounts of Senior
Senior Credit Facilities

1.	Term Loan Facility

	Type and Amount of Facility:	Seven-year term loan facility (the “Term Loan Facility”) in the amount of $1,000,000,000 (the loans thereunder, the “Term Loans”).

	Amortization:	The Term Loan shall be repayable in equal quarter-annual installments equivalent to 1% per year in years one through six and equal quarterly installments equivalent to 94% in year seven.

	Purpose:	The proceeds of the Term Loans shall be used to finance the Transaction and to pay related fees and expenses.

2.	Revolving Credit Facility

Type and Amount of Facility:

Five-year revolving credit facility (the “Revolving Credit Facility”; together with the Term Loan Facility, the “Senior Credit Facilities”) in the amount of $200,000,000 (the loans thereunder, the “Revolving Credit Loans”).

	Availability:	The Revolving Credit Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the “Revolving Credit Termination Date”).

	Letters of Credit:	A portion of the Revolving Credit Facility not in excess of $20,000,000 shall be available for the issuance of letters of credit (the “Letters of Credit”) by BNP Paribas (in such capacity, the “Issuing Lender”). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Credit Loans) on the same business

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day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Credit Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

	Swing Line Loans:	A portion of the Revolving Credit Facility not in excess of $20,000,000 shall be available for swing line loans (the “Swing Line Loans”) from BNP Paribas (in such capacity, the “Swing Line Lender”) on same-day notice. Any such Swing Line Loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Each Lender under the Revolving Credit Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swing Line Loan.

	Maturity:	The Revolving Credit Termination Date.

	Purpose:	The proceeds of the Revolving Credit Loans shall be used to finance the Transaction, for working capital needs and for the general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

III.	Certain Payment Provisions

	Fees and Interest Rates:	As set forth on Schedule I to this Summary of Terms.

Optional Prepayments and Commitment Reductions:

Loans may be prepaid and commitments may be reduced by the Borrower in minimum amounts to be agreed upon. Optional prepayments of the Term Loans shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed.

Mandatory Prepayments and Commitment

	Reductions:	The following amounts shall be applied to prepay the Term Loans and reduce the Revolving Credit Facility:

(a)100% of the net proceeds of any sale or issuance of equity or incurrence of certain indebtedness after the Closing Date by the Borrower or any of its subsidiaries when Total Debt/EBITDA is in excess of a level to be determined;

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(b) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Borrower or any of its subsidiaries of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on); and

(c) 75% of excess cash flow (to be defined in a mutually satisfactory manner) for each fiscal year of the Borrower (commencing with the fiscal year in which the Closing Date occurs) when the ratio of Total Debt/EBITDA is in excess of 4.00 to 1.0.

All such amounts shall be applied, first, to the prepayment of the Term Loans and, second, to the permanent reduction of the Revolving Credit Facility; provided that, if any Bridge Loans are outstanding, the net proceeds referred to in paragraph (a) above shall be applied first to such Bridge Loans. Each such prepayment of the Term Loans shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. The Revolving Credit Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Credit Facility.

IV.	Collateral

The obligations of each Credit Party in respect of the Senior Credit Facilities shall be secured by a perfected first priority security interest in all of its tangible and intangible assets (including, without limitation, intellectual property, and real property of the Borrower and each of its direct and indirect domestic subsidiaries and first-tier foreign subsidiaries (but not more than 65% of the voting stock of any such first-tier foreign subsidiaries)), except for those assets as to which the Administrative Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

To the extent any Collateral (other than the pledge and perfection of the security interests in the capital stock of subsidiaries held by the Borrower and the Guarantors (to the extent required above) and other assets pursuant to which a lien may be perfected by the filing of a financing

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statement under the Uniform Commercial Code) is not provided on the Closing Date (as defined below) after the Borrower’s use of commercially reasonable efforts to do so, the delivery of such Collateral shall not constitute a condition precedent to the availability of the Senior Credit Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to reasonable arrangements and timing to be mutually agreed).

V.	Certain Conditions

	Initial Conditions:	The availability of the Senior Credit Facilities and the initial borrowing on the Closing Date shall be conditioned upon satisfaction of the conditions precedent set forth on Annex C to the Commitment Letter to which this Summary of Terms is attached (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”) on or before April 30, 2007.

	On-Going Conditions:	The making of each extension of credit other than the initial borrowing on the Closing Date shall be conditioned upon (a) the accuracy of all representations and warranties (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit (including, without limitation, no breach of financial covenants calculated on a pro forma basis). As used herein and in the Credit Documentation (as defined below) a “material adverse change” shall mean (i) in the case of the initial borrowing on the Closing Date, a “material adverse effect” as defined in the Purchase Agreement and (ii) in any other case any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transaction, (b) the business, assets, property, or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, or the Target or (c) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.

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VI.	Certain Documentation Matters

The definitive documentation for the Senior Credit Facilities (the “Credit Documentation”) shall contain representations, warranties, covenants and events of default customary for financings of this type, including, without limitation:

	Representations and Warranties:	Financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; no burdensome restrictions; taxes; margin stock regulations; ERISA; Investment Company Act; subsidiaries; environmental matters; solvency; labor matters; accuracy of disclosure; the asset purchase agreement for the Acquisition; and creation and perfection of security interests.

	Affirmative Covenants:	Delivery of financial statements, reports, accountants’ letters, projections, borrowing base certificates, officers’ certificates and other information requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; further assurances (including, without limitation, with respect to security interests in after-acquired property); and agreement to obtain within 90 days after the Closing Date interest rate protection for at least $500,000,000 of the Term Loan Facility on terms and conditions satisfactory to the Administrative Agent.

	Financial Covenants:	Maximum Total Debt to Adjusted EBITDA Ratio: Maintenance of a maximum Total Leverage Ratio to be defined at levels to be determined.

Maximum Senior Secured Debt to EBITDA Ratio: Maintenance of a maximum Senior Secured Leverage Ratio to be defined at levels to be determined.

Minimum Fixed Charge Coverage: Maintenance of a Minimum Fixed Charge Coverage Ratio to be defined at levels to be determined.

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Compliance with such financial covenants shall not be a condition precedent to the initial borrowing on the Closing Date.

Negative Covenants:	Subject to certain baskets and exceptions to be agreed upon, limitations on: indebtedness; liens; guarantee obligations; mergers, consolidations, liquidations and dissolutions; sales of assets; leases; dividends, share repurchases and other payments in respect of capital stock; capital expenditures; investments, loans and advances; optional payments and modifications of subordinated and other debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses and restrictions against upstream payments; and changes in lines of business.

Events of Default:	Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period of three business days; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period of 30 days); cross-default; bankruptcy events; certain ERISA events; environmental matters; material judgments; actual or asserted invalidity of any guarantee or security document; and a Change of Control (as defined in the following sentence).

For purposes hereof, “Change of Control” means the occurrence of any one or more of the following events:

(i) any person or group (within the meaning of the Securities and Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder), shall become, directly or indirectly, the beneficial owner of capital stock representing more than 30% of the ordinary voting power represented by the issued and outstanding voting stock of the Borrower; or

(ii) a majority of the incumbent directors of the Borrower cease to be persons who were either (x) directors of the Borrower on the date hereof or (y) new directors (such persons being herein called “New Members”) appointed or nominated for election by one or more persons who were members of the board of directors of the Parent on the date hereof or who were appointed or nominated by one or more such New Members whether or not they were members on the date hereof.

Baldor Electric Company

Voting:	Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Term Loans, Revolving Credit Loans, participations in Letters of Credit, Swing Line Loans and unused commitments under the Senior Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment and (iv) modifications to the pro rata provisions of the Credit Documentation and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all (as determined by value) of the Guarantors or the collateral.

Assignments and Participations:

The Lenders shall be permitted to assign all or a portion of their loans and commitments with the consent, not to be unreasonably withheld, of (a) the Borrower, unless (i) the assignee is a Lender, an affiliate of a Lender or an approved fund or (ii) an Event of Default has occurred and is continuing, (b) the Administrative Agent, unless a Term Loan is being assigned to a Lender, an affiliate of a Lender or an approved fund, (c) the Issuing Lender and (d) the Swing Line Lender. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000, in the case of a Revolving Credit commitment, and $1,000,000, in the case of a Term Loan, unless otherwise agreed by the Borrower and the Administrative Agent. The Administrative Agent will be entitled to a processing fee of $3,500 in connection with any assignment.

The Lenders shall also be permitted to sell participations in their Loans. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under “Voting” above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Senior Credit Facilities only upon request.

Baldor Electric Company

Yield Protection:	The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Schedule I to this Summary of Terms) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:

The Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arranger associated with the syndication of the Senior Credit Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

The Administrative Agent, the Lead Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

USA Patriot Act	Pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Governing Law and Forum:	State of New York.

Baldor Electric Company

Counsel to the Administrative Agent and the Lead Arranger:	Milbank, Tweed, Hadley & McCloy LLP

Baldor Electric Company

ANNEX B

$900,000,000 BRIDGE LOANS

Summary of Terms, Bridge Loans

November 2, 2006

Baldor Electric Company intends to purchase the principal businesses of the Power Systems operating segment (the “Target”) of Rockwell Automation, Inc. (the “Seller”) for total consideration of up to $1,800,000,000 (the “Acquisition”) and that, in connection therewith, the Borrower intends to refinance certain of its existing indebtedness (the “Refinancing”). To finance the Acquisition and the Refinancing, the Borrower will borrow up to $1,200,000,000 on the terms and conditions described in the Senior Term Sheet referred to in the Commitment Letter to which this Summary of Terms is attached (the “Senior Credit Facilitiest”) and issue $900,000,000 aggregate principal amount of debt and/ or equity securities (the “Securities”) in a public offering or a Rule 144A private placement or, in the event the Borrower is unable to issue the full amount of the Securities at or prior to the time of the Transaction (as defined below), the Borrower will borrow Bridge Loans as described in this Summary of Terms. The Acquisition, the Refinancing, the borrowings under the Senior Credit Facilities, the issuance of the Securities (or the borrowing of the Bridge Loans, if applicable) and the use of proceeds of such indebtedness are referred to herein collectively as the “Transaction”. Capitalized terms used but not otherwise defined in this Summary of Terms have the meanings assigned to them in the Commitment Letter (including the Annexes thereto) to which this Summary of Terms is attached.

Borrower:	Baldor Electric Company.

Guarantors:	The entities defined as Guarantors for the Senior Credit Facilities will provide guaranties of the Bridge Loans. The guaranties of the Senior Unsecured Loans (as defined below) will rank in right of payment as senior obligations and the guaranties of the Senior Subordinated Loans (as defined below) will be subordinated obligations.

Lead Arranger And Bookrunner:	BNP Paribas Securities Corp. (“BNPP” or the “Lead Arranger”).

Administrative Agent:	BNP Paribas.

Lenders:	A syndicate of banks, financial institutions and other entities, including BNP Paribas, arranged by the Lead Arranger.

Bridge Loans:	Senior unsecured increasing rate loans (the “Senior Unsecured Loans”) and subordinated unsecured increasing rate loans (the “Senior Subordinated Loans” and, together with the Senior Unsecured Loans, the “Bridge Loans”). At the option of the Lenders, the Bridge Loans may be replaced by, or originally made in the form of, notes on economic terms identical to the corresponding Bridge Loans.

Purpose:	Proceeds will be used to consummate the Transaction.

Principal Amount:	Up to $600,000,000 of Senior Unsecured Loans and up to $300,000,000 of Senior Subordinated Loans, to be allocated at the discretion of BNPPSC.

Price:	100% of principal amount.

Ranking:	The Senior Unsecured Loans (and the guarantees thereof) will rank pari passu in right of payment (but effectively junior with respect to collateral security) with the Senior Credit Facilities. The Senior Subordinated Loans will be subordinated to the Senior Credit Facilities and certain refinancings thereof on customary terms satisfactory to BNPPSC.

Interest Rate:

The Bridge Loans shall bear interest at a rate per annum equal to the three-month reserve adjusted LIBOR Rate plus the Senior Unsecured Loan Margin or the Senior Subordinated Loan Margin, as the case may be.

For purposes of this Summary of Terms, (i) the “LIBOR Rate” shall have the meaning customary and appropriate for financings of this type, (ii) the “Senior Unsecured Loan Margin” means, for the period of the initial six months after the borrowing of the Senior Unsecured Loans, Base Senior Unsecured Loan Margin and for each subsequent period of three months, the Senior Unsecured Loan Margin for the preceding period plus 0.50%, (iii) the “Senior Subordinated Loan Margin” means, for the period of the initial six months after the borrowing of the Senior Unsecured Loans, the Base Senior Subordinated Loan Margin and for each subsequent period of three months, the Senior Subordinated Loan Margin for the preceding period plus 0.50%, (iv) the “Base Senior Unsecured Loan Margin” means (a) if Securities are issued on the Closing Date with a rating of B-/B3 or higher, the annual yield on such Securities minus the three-month reserve adjusted LIBOR Rate or (b) otherwise, 4.10% and (v) the “Base Senior Subordinated Loan Margin” means (a) if Securities are issued on the Closing Date with a rating lower than B-/B3, the annual yield on such Securities minus the three-month reserve adjusted LIBOR Rate or (b) otherwise, 5.60%

Notwithstanding anything to the contrary set forth above, (1) at no time shall the per annum interest rate on the Senior Unsecured Loans exceed 11.00% (the “Senior Unsecured Cap”), nor shall the per annum interest rate on the Senior Unsecured Loans be lower than 9.50% and (2) at no time shall the per annum interest rate on the Senior Subordinated Loans exceed 13.50% (the “Senior Subordinated Cap”), nor shall the per annum interest rate on the Senior Subordinated Loans be lower than 11.00%. The weighted average of the Senior Unsecured Cap and the Senior Subordinated Cap is referred to herein as the “Total Cap”. After the occurrence and during the continuance of an event of default, interest shall accrue at a rate equal to the then applicable rate on the respective Bridge Loans plus an additional 2.00% per annum and shall be payable on demand.

Interest Payments:	Interest on the Bridge Loans will be payable in cash, quarterly in arrears.

Maturity:	The Bridge Loans will mature on the first anniversary of the Closing Date (the “Bridge Loan Maturity Date”). If, upon the Bridge Loan Maturity Date, any Bridge Loan has not been previously repaid in full and provided no Conversion Default (as defined below) has occurred and is continuing, (i) each Senior Unsecured Loan shall be automatically converted into a senior unsecured term loan (each, a “Senior Unsecured Term Loan”) due on the date that is one year after the date of the original final stated maturity of the term loans under Senior Credit Facilities and (ii) each Senior Subordinated Loan shall be automatically converted into a senior subordinated term loan (each, a “Senior Subordinated Term Loan” and, together with the Senior Unsecured Term Loans, the “Converted Term Loans”) due on the date that is two years after the date of the original final stated maturity of the term loans under Senior Credit Facilities. At any time on or after the Bridge Loan Maturity Date, at the option of the applicable lender, the Converted Term Loans may be exchanged in whole or in part for Senior Unsecured Exchange Notes (“Senior Unsecured Exchange Notes”) or Senior Subordinated Exchange Notes (“Senior Subordinated Exchange Notes” and, together with the Senior Unsecured Exchange Notes, the “Exchange Notes”), as the case may be, having an equal principal amount.

“Conversion Default” shall mean any default under the Definitive Bridge Financing Documents, any payment default under the Senior Credit Facilities or other material indebtedness, any bankruptcy default or any default under the Engagement Letter or the Fee Letter.

The Converted Term Loans will be governed by the provisions of the Definitive Bridge Financing Documents and will have the same terms as the Bridge Loans except as expressly set forth in Schedule I attached hereto. The Exchange Notes will be issued pursuant to an indenture that will have the terms set forth in Schedule I attached hereto.

Mandatory Prepayment:	The Borrower will prepay the Bridge Loans with (i) the net proceeds from the issuance of the Securities or any other debt or equity securities, (ii) subject to certain exceptions to be agreed upon, other indebtedness by the Borrower and its subsidiaries to the extent not required to be paid to the lenders under the Senior Credit Facilities, and (iii) subject to certain exceptions to be agreed upon, the net proceeds from asset sales (to be defined) by the Borrower and its subsidiaries in excess of the amount thereof required to be paid to the lenders under the Senior Credit Facilities.

Securities Demand:	Upon notice by the Take-Out Bank, at any time and from time to time on or after the 90th day following the Closing Date (a “Securities Notice”), the Borrower will issue and sell debt Securities to the Take-Out Bank or an affiliate thereof pursuant to an underwriting or purchase agreement in the Take-Out Bank’s customary form, the proceeds of which will be applied either (i) to fund $900,000,000 million of the funds needed to consummate the Acquisition and the Refinancing or (ii) if the Acquisition and the Refinancing is financed in whole or in part with the proceeds of the Bridge Loans, to refinance the Bridge Loans, Converted Term Loans or Exchange Notes upon such terms and conditions as may be specified in the Securities; provided, however, that (a) interest rates on the Securities (whether fixed or floating) shall be determined by the Take-Out Bank in light of then prevailing market conditions, but in no event shall the weighted average yield on the Securities exceed the Total Cap; (b) the Take-Out Bank, in its sole discretion, shall determine whether the Securities will be issued through a public offering or a private placement; (c) the maturity of any Securities will not be earlier than one year after the final maturity date of the term loans under the Senior Credit Facilities (as in effect on the Closing Date); (d) the Securities will contain such terms, conditions and covenants as are customary for similar facilities, all as determined by the Take-Out Bank in its sole discretion; and (e) all other arrangements with respect to the Securities shall be as specified by the Take-Out Bank in light of then prevailing market conditions. If the outstanding principal amount of the Bridge Loans, Converted Term Loans or Exchange Notes is at the time less than $150,000,000 and if it shall be determined by the Take-Out Bank based on then prevailing market conditions that it is necessary and advisable to sell the Securities so as to yield gross proceeds in excess of the principal amount of the Bridge Loans, Converted Term Loans or Exchange Notes then outstanding, the Borrower shall sell the Securities in the aggregate amount recommended by the Take-Out Bank if such issuance of, and the performance of the obligations of the Borrower under, the Securities are not then prohibited under Senior Credit Facilities; provided however, that in no event will the Borrower be required to sell Securities in an amount that would generate gross proceeds in excess of $150,000,000 pursuant to this sentence. Following the Securities Notice, the Borrower shall provide such assistance as the Take-Out Bank may reasonably request in connection with the issuance and sale of the Securities, including without limitation participating in a customary “high yield road show” for prospective investors.

Notwithstanding anything to the contrary contained herein, in the event of a failure by the Borrower to execute an offering of debt Securities within five business days following receipt of a Securities Notice, BNPPSC shall have the right to increase the interest rate with respect to the Bridge Loans or the Converted Term Loans, as the case may be, upon such failure (or at any time thereafter); provided, however, that the aggregate weighted average yield of all outstanding Bridge Loans, Converted Term Loans and any then outstanding Exchange Notes shall not exceed the Total Cap. The interest rate with respect to the Bridge Loans, Converted Term Loans and Exchange Notes following any adjustment pursuant to the preceding sentence shall continue to be the applicable interest rate through the maturity of the Bridge Loans, Converted Term Loans and Exchange Notes, as the case may be. After such a failure to execute a Securities Offering, the Bridge Loans will be modified to include defeasance provisions, optional redemption and call premium terms customary for publicly traded high yield debt securities, as reasonably determined by BNPPSC. In addition, the Conversion Fee (as defined in the Fee Letter), if not previously paid, shall become immediately due and payable upon any such failure to execute an offering of the Securities.

Change of Control:	Each holder of a portion of the Bridge Loans will be entitled to require the Borrower, and the Borrower must offer, to repay the Bridge Loans held by such holder at a price of 101% of the principal amount thereof plus accrued interest upon the occurrence of a Change of Control. Prior to making the repayment offer, the Borrower will, within 30 days of the Change of Control, repay all obligations under the Senior Credit Facilities or obtain any required consent of the lenders under the Senior Credit Facilities to make such repayment of the Bridge Loans.

Optional Prepayment:	The Bridge Loans may be prepaid, in whole or in part, without premium or penalty, upon not less than ten days written notice, at the option of the Borrower at any time.

Assignments:	Holders of the Bridge Loans shall have the absolute and unconditional right to assign all or in minimum amounts of at least $1,000,000 a portion of the Bridge Loans held by it in compliance with applicable law to any third party at any time.

Representations and Warranties:	The same as those in the Senior Term Sheet for purposes of the initial borrowing on the Closing Date, and for any other purpose substantially identical to those set forth in the Senior Term Sheet with such modifications as may be appropriate for the Bridge Loans.

Covenants:	The same as those in the Senior Term Sheet for purposes of the initial borrowing on the Closing Date, and for any other purpose substantially identical to those set forth in the Senior Term Sheet with such modifications as may be appropriate for the Bridge Loans, including without limitation a covenant with respect to refinancing of the Bridge Loans (including provision of equity securities to the extent required to refinance the Bridge Loans).

Events of Default:	The same as those in the Senior Term Sheet for purposes of the initial borrowing on the Closing Date, and for any other purpose substantially identical to those set forth in the Senior Term Sheet with such modifications as may be appropriate for the Bridge Loans, including without limitation a breach under the Engagement Letter (as defined below) or in the payment of fees to BNP Paribas, BNPPSC or the Take-Out Bank described in the Fee Letter or the Engagement Letter.

In case an Event of Default shall occur and be continuing, the holders of at least 33 1/3% (or a majority, where BNP Paribas and/or its affiliates hold a majority of the aggregate principal amount of the Bridge Loans) in aggregate principal amount of the Senior Unsecured Bridge Loans or the Senior Subordinated Bridge Loans then outstanding, by notice in writing to the Borrower and the agent banks or lenders under the Senior Credit Facilities may declare the principal of and all accrued interest on such Bridge Loans to be due and payable immediately. If an Event of Default occurs as a result of bankruptcy, insolvency or reorganization with respect to the Borrower and its subsidiaries, the principal of and accrued interest on the Bridge Loans will be immediately due and payable without any notice, declaration or other act on the part of the holders of the Bridge Loans.

Conditions Precedent to Initial Funding:	The Borrower shall have satisfied the conditions set forth in Annex C attached to the Commitment Letter and the Lenders shall have irrevocably committed to the funding of the Senior Credit Facilities in the corresponding amount set forth in Schedule II attached to the Senior Term Sheet.

Governing Law and Jurisdiction:	The Borrower will submit to the non-exclusive jurisdiction and venue of the federal and state courts of the State of New York. New York law shall govern the Definitive Bridge Financing Documents.

ANNEX C

Initial Conditions

Initial Conditions:	Any obligation to make loans under the Senior Credit Facilities on the Closing Date and to make the Bridge Loans will be subject to the satisfaction of only the following conditions precedent (all terms defined in the Term Sheets or in the Commitment Letter to which this Annex C is attached and not otherwise defined herein having the same meanings when used herein), on or before April 30, 2007:

(a)The Transactions shall have been consummated, or shall be consummated substantially simultaneously with the initial borrowings under the Facilities, in accordance with the terms of the Purchase Agreement and all other related documentation, without giving effect to any amendments, modifications or waivers thereto that are materially adverse to the interests of the Lenders and not approved by the Lead Arranger (which approval shall not be unreasonably withheld or delayed). The Purchase Agreement for the Acquisition and all other related documentation shall be satisfactory to the Administrative Agent (it being acknowledged that the draft of the Purchase Agreement for the Acquisition furnished to BNP Paribas and BNPPSC, which accompanied the Borrower’s bid for the Target, on October 30, 2006, is satisfactory).

(b) The definitive documentation evidencing the Senior Credit Facilities (the “Definitive Senior Financing Documents”) shall be prepared by counsel to BNPPSC, shall be in form and substance reasonably satisfactory to BNPPSC and consistent with the Senior Term Sheet shall have been executed and delivered by the Borrower and the Guarantors. In the event that the Securities are not issued by the Borrower, the definitive documentation evidencing the Bridge Loans (the “Definitive Bridge Financing Documents”) shall be prepared by counsel to BNPPSC and shall be in form and substance reasonably satisfactory to BNPPSC and consistent with the Bridge Term Sheet.

(c) The Lead Arranger shall have received (i) customary and reasonably satisfactory legal opinions,

corporate documents and corporate and other certificates, including a certificate from the chief financial officer of the Borrower with respect to solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby (all such opinions, documents and certificates to be mutually agreed in form and substance and to be customary for transactions of this size and type).

(d) The Lenders under the Senior Secured Credit Facilities shall have a first priority perfected security interest in the Collateral, subject to the exceptions and limitations described in the Commitment Letter and Term Sheets.

(e) The representations and warranties in the Facilities Documentation shall be accurate in all material respects as of the Closing Date, subject to the exceptions and limitations described in the Commitment Letter and Term Sheets.

(f) No Default or Event of Default shall have occurred and be continuing on the Closing Date, except that compliance with the financial covenants referred to in the Senior Term Sheet shall not be a condition precedent to the making of loans under the Senior Credit Facilities on the Closing Date or to the making of Bridge Loans.

(g) The Borrower shall have used its commercially reasonable efforts to prepare at least 30 days before the Closing Date an offering document relating to the Securities suitable for use in a customary “high yield road show” which contains all financial statements and other data to be included therein (including all audited, unaudited and pro forma financial statements as provided in paragraph (i) below prepared in accordance with GAAP and Regulation S-X) and all other data (including selected financial data) that the Securities and Exchange Commission would require in a registered offering of the Securities on Form S-1 or that would be necessary for the Take Out Bank to receive customary “comfort” (including “negative assurance” comfort) from the independent accountants in connection with the offering of the Securities.

(h) All governmental approvals necessary in connection with the Transaction (other than any which under the

Purchase Agreement are required only for the purchase of the China business) shall have been obtained and be in full force and effect, and all applicable waiting periods (other than any which under the Purchase Agreement are required only for the purchase of the China business) shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transaction and no law or regulation shall be applicable which could reasonably be expected to have such effect.

(i) Except as provided below, BNPPSC shall have received at least 45 days before the Closing Date and be satisfied with (i) audited financial statements of the Borrower and its subsidiaries for each of the last three fiscal years (including the fiscal year ending December 31, 2005), including balance sheets, income and cash flow statements, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with such accountants’ report thereon (provided that if such audited financial statements are not available, such financial statements may be unaudited if they are accompanied by a certificate by the chief financial officer of Borrower to the effect that they fairly present the financial condition of Borrower in accordance with GAAP), (ii) for the Target (x) the financial statements in Schedule 5.7 of the Purchase Agreement and (y) the financial statements and pro forma adjustments referred to in Section 8.21 of the Purchase Agreement, (iii) unaudited selected financial information of the Borrower and its subsidiaries meeting the requirements of Item 301(a) of Regulation S-K for the two fiscal years immediately preceding the last three fiscal years, (iv) unaudited interim financial statements of the Borrower and its subsidiaries for the fiscal periods most recently ended prior to the Closing Date that have been reviewed by the independent public accountants for the Borrower as provided in Statement of Auditing Standards No. 71 and No. 100, as applicable (including without limitation monthly financial statements for any such period of less than three months) (provided that if such reviewed financial statements are not available, such financial statements may be unreviewed if they are accompanied by a certificate by the chief financial officer of Borrower to the effect that they fairly present the financial condition of Borrower in accordance with GAAP), (v) pro forma financial statements (giving effect to the Transaction) for the Borrower and its subsidiaries having the scope, as at the dates and covering the periods required by Regulation S-X and appropriate for use in a registered offering of the Securities and (vi) projected financial statements (including balance sheets, income and cash flow statements) of the Borrower and its subsidiaries for the eight-year period after the Closing Date; provided, however, the requirement of delivery hereunder of any financial statements and pro forma adjustments thereto for periods ending or dates after December 27, 2006 shall be a condition of Closing only and not subject to the 45 day delivery requirement.

(j) A letter (the “Engagement Letter”) shall have been executed between the Borrower and BNPPSC or another investment bank satisfactory to the Borrower and BNPPSC engaging BNPPSC or such other investment bank as exclusive underwriter and initial purchaser of the Securities (the “Take-Out Bank”)

(k) All fees and expenses to be paid on or prior to the Closing Date to the Administrative Agent or other Agents, BNPPSC and the Lenders as set forth in the Commitment Letter, the Fee Letter, the Engagement Letter or otherwise shall have been paid in full.

(l) Prior to the Closing Date, the Senior Credit Facilities, the Bridge Loans and/or the Securities shall be rated by Moody’s and S&P.

C-4